Exhibit 10.5
Signature Page to the Restricted Stock Award Agreement Terms and Conditions (2008)
Complete Production Services, Inc.
2008 Incentive Award Plan

[Holder Name]	[Street Address]
Holder’s Tax ID #: [SSN]	[City, State, Zip, Country
Complete Production Services, Inc., a Delaware corporation (the “Company”), pursuant to its 2008 Incentive Award Plan (the “Plan”), hereby issues to you (“Holder”), shares of the Company’s common stock, par value $0.01, that are subject to restrictions on transfer (“Restricted Shares”) and the other terms and conditions contained in the Restricted Stock Award Agreement Terms and Conditions (Rev. 2008) and the Plan.

Restricted Shares Issuance Date:

Total Restricted Shares:	shares

Vesting Schedule**:
The Restricted Shares shall vest and the Restrictions shall lapse in a series of three (3) equal annual installments on the following dates, provided Holder is still an employee on that vest date:

Shares	Vest Date
____________	___/___/___
____________	___/___/___
____________	___/___/___

**	The Restricted Shares will not vest and the Restrictions will not lapse under certain circumstances, including your Termination of Service. See the Restricted Stock Award Agreement Terms and Conditions (Rev. 2008).
You and the Company agree that the Restricted Shares are granted under and governed by the terms and conditions of the Restricted Stock Award Agreement Terms and Conditions (Rev. 2008), the Plan and this Signature Page, which together are a binding agreement. You acknowledge that you have read, understand and agree to be bound by the Restricted Stock Award Agreement Terms and Conditions (Rev. 2008), this Signature Page and the Plan, including the provisions governing the resolution of all disputes between you and the Company through arbitration, the vesting and forfeiture of your Restricted Shares and the other restrictions contained therein.

COMPLETE PRODUCTION SERVICES, INC.	HOLDER

James F. Maroney

Vice President, Secretary and General Counsel	[Holder Name]

EXHIBIT A
CONSENT OF SPOUSE
     I, ___________________________, spouse of __________________ (“Holder”), have read and approve the foregoing Restricted Stock Award Agreement Terms and Conditions (2008) and Signature Page thereto made by and between Complete Production Services, Inc. (the “Company”), and Holder, effective as of ____________, 20___ (the “Agreement”). In consideration of issuing to my spouse the shares of the common stock of the Company set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares of the common stock of the Company issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: _______________, ____
Signature of Spouse